EXHIBIT 10.3

POSITRON CORPORATION

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following stock option grant (the "Option") to purchase shares (the "Option Shares") of Common Stock of Positron Corporation, a Texas corporation (the "Corporation"):

Option Number:	2005-5

Optionee:	Joseph G. Oliverio

Grant Date:	December 27, 2005

Number of Option Shares:	7,500,000

Date Exercisable:	Immediately Exercisable*

Expiration Date:	December 27, 2010

Exercise Price:	$0.05 per share

Type of Option:	☒ Incentive Stock Option	☐ Non-Statutory Stock Option

Vesting Schedule:	This option may be exercised in whole or in part, in accordance with the following vesting schedule:

Date of Vesting(1)	Number of Shares	Total Vested
December 27, 2005	2,000,000	2,000,000
December 27, 2006	2,000,000	4,000,000
December 27, 2007	3,500,000	7,500,000

(1)    Should Optionee's Service be terminated "Without Cause" (as defined in Optionee's Employment Agreement dated December 27, 2005), Optionee shall be credited with the additional vesting he would have enjoyed had his Service continued through the end of the calendar year in which such termination occurred.

*In no event shall the Option become exercisable until the Corporation shall have amended its articles of incorporation to increase its authorized shares of Common Stock to account for the shares of Common Stock reserved under the Amended and Restated 2005 Stock Incentive Plan (the "Plan").

The Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Plan. The Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A (the "Stock Option Agreement"). Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

No Employment or Service Contract. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.

Definitions. All capitalized terms in this Notice shall have the meanings assigned to them in this Notice or in the attached Stock Option Agreement.

If the spousal consent below is not signed, the Optionee represents and warrants that he or she is not married.

Dated: December 27, 2005

POSITRON CORPORATION,
a Texas corporation

By: /s/ Patrick G. Rooney Patrick G. Rooney Chairman of the Board	/s/ Joseph G. Oliverio Name: Joseph G. Oliverio Address:_____________________________ _____________________________ _____________________________

By his or her signature below, the spouse of the Optionee acknowledges that he or she has read the Stock Option Agreement and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of said Agreement and said Plan.

Spouse	Date

ATTACHMENTS

EXHIBIT A - STOCK OPTION AGREEMENT
EXHIBIT B - PLAN SUMMARY AND PROSPECTUS